Exhibit 77Q1a

                 FIRST AMENDMENT TO SECOND AMENDED AND RESTATED
                              OPERATING AGREEMENT
                                       OF
                     SPECIAL VALUE OPPORTUNITIES FUND, LLC

     This First Amendment (this "Amendment") is entered into as of February 1, 2013, (the "Effective Date"), pursuant to Section 10.3(e) of the Second Amended and Restated Operating Agreement of Special Value Opportunities Fund, LLC (the "Fund"), entered into as of July 12, 2004 (the "Agreement"), on behalf of the members of the Company.

                             Preliminary Statements

      A. Pursuant to Section 4 of the Agreement, the term of the Fund is scheduled to expire on July 13, 2014 (the "Term");

      B. Pursuant to Section 4 of the Agreement, the Term may be extended for up to two one-year extensions if requested by Tennenbaum Capital Partners, LLC (the "Investment Manager") and approved by a majority of the outstanding common limited liability company interests of the Fund and the Series Z Preferred Shares of the Fund (collectively, the "Shares"), voting as a single class;

      C. The Investment Manager has requested two one-year extensions of the Term and the Board of Directors has determined that it is in the best interest of the Fund to extend the Term; and

      D. The holders of a majority of the outstanding Shares, pursuant to a consent solicitation statement dated as of January 16, 2013, wish to extend the Term;

     NOW, THEREFORE, in consideration of the premises hereof and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the undersigned, it is agreed as follows:

      1. The Term is hereby extended to the close of business on July 13, 2016.

      2. Each capitalized term set forth in this Amendment shall, unless otherwise defined herein, have the meaning ascribed such term in the Agreement.

      3. Subject to the amendments made herein, the Agreement shall remain in full force and effect.

      4. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement regarding the matters set forth in this Amendment, binding on all of the Members of the Fund.

      IN WITNESS WHEREOF, this Amendment has been executed by the undersigned as of the Effective Date.

                                       SPECIAL VALUE OPPORTUNITIES FUND, LLC

                                              By:  /s/ Elizabeth Greenwood
                                                 -------------------------
                                              Name: Elizabeth Greenwood
                                              Title: Secretary